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                                                                     Exhibit 5.1

                     [Andrews & Kurth L.L.P. Letterhead]




                                May 22, 1997




FIRSTPLUS INVESTMENT CORPORATION
3773 Howard Hughes Parkway, Suite 300N
Las Vegas, Nevada 89109


        Re:     FIRSTPLUS INVESTMENT CORPORATION
                Registration Statement on Form S-3

Ladies and Gentlemen:


        We have acted as special counsel for FIRSTPLUS INVESTMENT CORPORATION, a corporation organized under the laws of the State of Nevada (the "Company"), in connection with the proposed issuance by the Company of its asset-backed certificates (the "Certificates"). The Certificates of a series are to be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") for such series, each between the Company, a servicer to be specified therein (the "Servicer") and a trustee to be specified therein (the "Trustee"). A form of the Pooling and Servicing Agreement has been filed with the Securities and Exchange Commission as an exhibit to the Company's Registration Statement on Form S-3 (the "Registration Statement") filed on May 5, 1997, pursuant to the Securities Act of 1933, as amended (the "Securities Act"). This opinion is also to be filed as an exhibit to the Registration Statement.


        We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company's organizational documents, the form of Pooling and Servicing Agreement and the form of Certificates included therein and such other documents, records, certificates of the Company and public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In addition, we have assumed that the Pooling and Servicing Agreement as completed for each series will be duly executed and delivered by each of the parties thereto; that the Certificates as completed for each series will be duly executed and delivered substantially in the forms contemplated by the Pooling and Servicing Agreement; and that the Certificates for each series will be sold as described in the Registration Statement.

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FIRSTPLUS INVESTMENT CORPORATION
May 22, 1997
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        Based upon the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that the Certificates are in due and proper form, and assuming the due authorization, execution and delivery of the Pooling and Servicing Agreement for each series by the Company, the Servicer and the Trustee and the due authorization of the Certificates for each series by all necessary action on the part of the Company, when the Certificates for each series have been validly executed, authenticated and issued in accordance with the applicable Pooling and Servicing Agreement and delivered against payment therefor, the Certificates for each series will be legally issued and will be fully paid and non-assessable, and entitled to the benefits of the Pooling and Servicing Agreement in accordance with their terms.

        The opinion expressed above is subject to the qualification that we do not purport to be experts as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the States of Texas and New York, and we express no opinion herein as to the effect that the laws and decisions of courts of any such other jurisdiction may have upon such opinions.

        We consent to the use and filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement and the Prospectus contained therein. In giving such consent, we do not imply or admit that we are an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion is delivered as of the date hereof and we disclaim any responsibility to update this opinion at any time following the date hereof.


                                                Very truly yours,

                                                /s/ Andrews & Kurth L.L.P.